Exhibit 99.1

Consolidated Financial Statements

September 30, 2023

VDC Holdco, LLC and Subsidiaries

VDC Holdco, LLC and Subsidiaries

Table of Contents

September 30, 2023

VDC Holdco, LLC and Subsidiaries

Consolidated Balance Sheets

September 30, 2023 and December 31, 2022

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$34,031,955	$26,016,855
Restricted cash	283,544	6,599,163
Accounts receivable	401,573	308,493
Other receivables	52,100	670,303
Prepaid expenses	2,774,743	1,501,974

Total current assets	37,543,915	35,096,788

Long-Term Assets
Property and equipment, net	1,997,947	2,044,490
Goodwill	45,748,167	45,748,167
Intangible assets, net	6,129,121	7,068,701
Deferred income taxes	1,435,000	1,359,000
Operating lease right-of-use asset	763,486	1,189,340
Security deposit	452,062	124,225

Total long-term assets	56,525,783	57,533,923

	$94,069,698	$92,630,711

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$18,822,569	$12,833,700
Accrued expenses	12,034,332	20,597,694
Income tax payable	—	1,763,454
Deferred merchant bookings	13,371,273	6,990,224
Contract liabilities	6,941,731	4,350,146
Current maturities of long-term debt	2,700,000	2,700,000
Current maturities of operating lease liability	741,323	655,951
Other payables	27,500	27,500

Total current liabilities	54,638,728	49,918,669

Long-Term Liabilities
Long-term debt, less current maturities	17,275,000	24,300,000
Operating lease liability, less current maturities	136,232	702,567

Total long-term liabilities	17,411,232	25,002,567

Total liabilities	72,049,960	74,921,236
Commitments and Contingencies (Note 8)
Members’ Equity	22,019,738	17,709,475

	$94,069,698	$92,630,711

See Notes to Consolidated Financial Statements

VDC Holdco, LLC and Subsidiaries

Consolidated Statements of Income

Nine Months Ended September 30, 2023 and 2022

	September 30, 2023	September 30, 2022
Revenue	$77,783,568	$64,684,217

Operating Expenses
Paid search fees and marketing	23,424,083	18,455,659
Cost of revenue, exclusive of depreciation and amortization	11,128,206	9,174,890
Salaries and wages	10,023,408	9,263,178
Depreciation and amortization	1,592,924	5,188,351
General and administrative expenses	5,325,284	3,198,809
License fee	1,875,000	1,875,000
Rent expense	941,040	1,295,338

Total operating expenses	54,309,945	48,451,225

Operating Income	23,473,623	16,232,992

Other Income (Expense)
Interest expense	(1,874,557)	(1,432,363)
Interest income	355,551	473
Other income	—	548,000
Breakage (loss) income	(70,354)	2,903,436
Gain (loss) on sale of property and equipment	3,000	(6,496)

Total other income (expense)	(1,586,360)	2,013,050

Net Income Before Income Taxes	21,887,263	18,246,042
Provision for Income Taxes	(4,577,000)	(4,062,202)

Net Income	$17,310,263	$14,183,840

See Notes to Consolidated Financial Statements

VDC Holdco, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

Nine Months Ended September 30, 2023 and 2022

	Contributed Capital	Retained Earnings (Deficit)	Total
Balance, January 1, 2022	$20,000,000	$(16,308,533)	$3,691,467
Net income	—	14,183,840	14,183,840
Distributions	—	(3,200,000)	(3,200,000)

Balance, September 30, 2022	$20,000,000	$(5,324,693)	$14,675,307

	Contributed Capital	Retained Earnings (Deficit)	Total
Balance, January 1, 2023	$20,000,000	$(2,290,525)	$17,709,475
Net income	—	17,310,263	17,310,263
Distributions	—	(13,000,000)	(13,000,000)

Balance, September 30, 2023	$20,000,000	$2,019,738	$22,019,738

See Notes to Consolidated Financial Statements

VDC Holdco, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2023 and 2022

	September 30, 2023	September 30, 2022
Operating Activities
Net income	$17,310,263	$14,183,840
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,592,924	5,188,351
Deferred income taxes	(76,000)	802,000
(Gain) loss on sale of property and equipment	(3,000)	6,496
Breakage loss (income)	70,354	(2,903,436)
Changes in operating assets and liabilities:
Accounts receivable	(93,080)	78,120
Other receivables	618,203	737,032
Other assets	—	(548,041)
Prepaid expenses	(1,272,769)	(288,239)
Operating lease right-of-use assets and liabilities	(55,109)	(464,954)
Security deposit	(327,837)	(50,225)
Accounts payable	5,988,869	(5,065)
Accrued expenses	(8,633,716)	(6,196,934)
Income tax payable	(1,763,454)	1,049,314
Deferred merchant bookings	6,381,049	3,614,996
Contract liabilities	2,591,585	2,871,763

Net Cash from Operating Activities	22,328,282	18,075,018

Investing Activities
Payroll costs capitalized to software in progress	(555,534)	(618,946)
Acquisition of internet domain	—	(12,676)
Acquisition of property and equipment	(48,267)	(435,905)

Net Cash used for Investing Activities	(603,801)	(1,067,527)

Financing Activities
Payments on long-term debt	(7,025,000)	(3,200,000)
Distributions	(13,000,000)	(3,200,000)

Net Cash used for Financing Activities	(20,025,000)	(6,400,000)

Net Change in Cash, Cash Equivalents, and Restricted Cash	1,699,481	10,607,491
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	32,616,018	18,011,563

Cash, Cash Equivalents, and Restricted Cash, End of Period	$34,315,499	$28,619,054

Cash and Cash Equivalents	$34,031,955	$22,020,057
Restricted Cash	283,544	6,598,997

Total cash, cash equivalents, and restricted cash	$34,315,499	$28,619,054

Supplemental Disclosure of Cash Flow Information
Cash payments for:
Interest	$2,053,872	$2,174,181
Income Taxes	5,190,000	1,450,000

See Notes to Consolidated Financial Statements

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Note 1—Principal Business Activity and Significant Accounting Policies

Principal Business Activity

VDC Holdco, LLC (“VDC Holdco”) was established on January 1, 2020 and has no designated legal life. VDC Holdco acquired VDC-MGG Holdings, LLC (“VDC-MGG”) on March 10, 2020. VDC-MGG owns and operates Vegas.com, LLC (“Vegas.com”) and its subsidiaries. Primary offices and operations are in the Las Vegas, Nevada area. Vegas.com operates websites which provide for sale to customers a full range of travel products including hotel rooms, air-hotel packages, show tickets, tours, and attractions.

Principles of Consolidation

The consolidated financial statements include the accounts of VDC Holdco, LLC and its wholly owned subsidiaries: VDC-MGG Holdings, Vegas.com, and LasVegas.com, LLC (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts which exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor, per insured bank, for each account ownership category. At September 30, 2023 and December 31, 2022, the Company had $33,117,629 and $31,790,710, respectively, in excess of FDIC-insured limits.

Cash Equivalents

Cash equivalents consists of highly liquid investments with an original maturity of three months or less.

Restricted Cash

Amounts included in restricted cash represent letters of credit required by vendors to be held by a bank. The letters of credit bear no interest, have no maturity, and can only be released in whole or in part at the vendors discretion.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Accounts Receivable and Credit Policy

Accounts receivable due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. The Company does not generally charge interest on overdue customer account balances. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. The allowance for doubtful accounts was $0 at September 30, 2023 and December 31, 2022. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in operations.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Right-of-use (“ROU”) assets from financing leases are amortized on the straight-line method over the shorter of the lease term or their respective estimated useful lives. Financing lease ROU asset amortization is included in deprecation in the consolidated statement of operations.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 30, 2023 and December 31, 2022.

Internally Developed Software

The Company develops and utilizes internally developed software. Costs incurred are accounted for under the provision of Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other. Accordingly, all costs incurred in planning the development of the software are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the application development stage, which includes hiring outside software developers to develop the software, are capitalized. Other costs incurred during the operating stage, such as training, administrative, and maintenance costs are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of software are capitalized if it is probable that they will result in added functionality. Capitalized software development costs are included in property and equipment, net in the accompanying consolidated balance sheet and are amortized over their estimated useful lives.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Goodwill

Goodwill represents costs in excess of purchase price over the fair value of the assets of businesses acquired, including other identifiable intangible assets.

Goodwill is not amortized, rather potential impairment is considered on an annual basis, or more frequently upon the occurrence of an event or when circumstances indicate that the amount of goodwill is greater than its fair value. As of September 30, 2023 and December 31, 2022, the carrying value of the Company’s goodwill was not considered impaired.

Intangible Assets

Intangible assets with a finite life consist of developed technology, customer relationships, and customer lists and are carried at cost less accumulated amortization. The Company amortizes the cost of identifiable intangible assets on a straight-line basis over the expected period of benefit, which is three years for customer relationships and developed technology and two years for customer lists.

Intangible assets with an indefinite life include a trademark and internet domains.

Income Taxes

VDC Holdco filed an entity classification election (Form 8832) in 2020, the year the entity was created. This election under the Internal Revenue Code election results in VDC Holdco being taxed as a C Corporation. VDC Holdco effectively files a consolidated return, which includes all of its subsidiaries.

Income taxes are provided for the tax effects of transactions reporting in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of intangible assets, receivables allowance, prepaid expenses, property and equipment, accrued liabilities, net operating losses and interest limitation carryover for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of September 30, 2023 and December 31, 2022, the unrecognized tax benefits accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. The Company is no longer subject to Federal tax examinations by tax authorities for years before 2019.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Revenue Recognition

For the majority of the Company’s sales, the Company remain the merchant of record, but various service providers with whom they maintain relationships are ultimately responsible for delivering the underlying services for which customers transact, such as lodging, air travel and entertainment. The Company’s obligation to its customers is to arrange for these service providers to provide the underlying services and the Company satisfies their obligation at the point in time that these service providers begin to provide the underlying service (e.g., upon the check-in date for lodging stays, upon the show/performance date for entertainment transactions, etc.). Though the Company is the merchant of record for transactions in which other entities provide the ultimate service, they are an agent in such transactions; therefore, they recognize revenue from transactions on a net basis (i.e., the amount billed to customers less the amounts paid to service providers).

Customers pay at the time the reservation is made via the Company’s sales channels, primarily the Vegas.com website and mobile application. Because the reservation date almost always precedes the date that the performance obligation is satisfied, the Company records a contract liability for the amount of consideration received. In general, the Company satisfies most of their performance obligations within approximately three to four months from the reservation date, and substantially all performance obligations are satisfied within one year from the reservation date.

The Company records revenue from click-through fees charged to their travel partners for leads sent to the travel partners’ websites. The Company records revenue from click-through fees after the traveler makes the click-through to the related travel partners’ websites. The Company records revenue for advertising placements ratably over the advertising period or upon delivery of advertising impressions, depending on the terms of the contract. Payments from advertisers are generally due within 30 days of invoicing.

The following table disaggregates the Company’s revenue based on the timing of satisfaction of performance obligations for the nine months ended September 30, 2023 and 2022:

	September 30, 2023	September 30, 2022
Revenue recognized at a point in time	$75,459,905	$62,155,603
Revenue recognized over time	2,323,663	2,045,461

Total revenue from contracts with customers	77,783,568	64,201,064
Lease revenue	—	483,153

Total revenue	$77,783,568	$64,684,217

Revenue from performance obligations satisfied at a point in time consist of sales such as lodging, air travel and entertainment, where the Company remains the merchant of record. Revenue from performance obligations satisfied over time consists of the sale of advertising on the Company’s various websites.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Contract liabilities consist of advanced payments from customers, in the form of cash, for which revenue will be recognized in a later period. The beginning and ending balances for accounts receivable and contract liabilities were as follows for the nine months ended September 30, 2023 and the year ended December 31, 2022:

	2023
	January 1	September 30
Accounts receivable	$308,493	$401,573
Contract liabilities	4,350,146	6,941,731

	2022
	January 1	September 30
Accounts receivable	$614,461	$308,493
Contract liabilities	3,431,728	4,350,146

The Company expects to recognize all outstanding contract liabilities in the next twelve months.

Gift Card and Store Credit Liabilities and Breakage

Gift card and store credit liabilities, a component of accrued expenses on the consolidated balance sheets, represent purchased credit for future use or credits issued and outstanding for event cancellations or other service issues related to recorded sales transactions. The accrued amount is reduced by the amount of credits estimated to go unused, or breakage. The Company estimates breakage based on historical usage trends, and recognize breakage based on the age of the gift card or store credit. The Company’s breakage estimate could be impacted by future activity differing from estimates, the effects of which could be material.

The total gift card and store credit liability was $1,579,641 and $1,373,547 as of September 30, 2023 and December 31, 2022, respectively. During the nine months ended September 30, 2023, $3,371,354 of gift card and store credit liabilities were redeemed and the Company recognized $(70,353) of breakage.

Sales Taxes

Various jurisdictions impose a sales tax on the Company’s sales to non-exempt customers on the use or occupancy of hotel accommodations or other traveler services. Generally, the sales tax passes through to the hotel or traveler service company who collects taxes based on the rate paid to the hotel and remits these taxes to the various tax authorities.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Advertising Costs

Advertising costs identified as paid search fees and marketing fees are expensed as incurred. Such costs were $23,424,083 and $18,455,659 for the nine months ended September 30, 2023 and 2022, respectively.

Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Guidance

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes how entities will measure credit losses for financial assets and certain other instruments that are not measured at fair value through net income. The new expected credit loss impairment model requires immediate recognition of estimated credit losses expected to occur. ASU 2019-10, Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, deferred the effective date for non-public companies. The standard is effective for non-public companies for fiscal years beginning after December 15, 2022. The Company adopted these requirements as of January 1, 2023 with no material impact on the consolidated financial statements.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Note 2—Property and Equipment

Property and equipment at September 30, 2023 and December 31, 2022 consists of the following:

	Estimated Life (Years)	September 30, 2023	December 31, 2022
Software	3	$4,709,473	$4,326,288
Machinery and equipment	3	1,092,052	1,040,785
Software development in progress	N/A	788,778	616,428
Furniture	5	181,208	181,208
Leasehold improvements	3	156,228	156,228

		6,927,739	6,320,937
Less accumulated depreciation		(4,929,792)	(4,276,447)

		$1,997,947	$2,044,490

Depreciation expense totaled $653,344 and $1,257,858 for the nine months ended September 30, 2023 and 2022, respectively.

Note 3—Intangible Assets and Goodwill

Intangible assets as of September 30, 2023 consist of the following:

	Cost	Accumulated Amortization	Net
Finite-lived intangible assets
Developed technology	$7,830,000	$ (7,830,000)	$—
Customer relationships	7,300,000	(7,300,000)	—
Customer list	1,700,000	(1,700,000)	—

	16,830,000	$(16,830,000)	—

Indefinite-lived intangible assets
Internet domains	629,121		629,121
Trademark	5,500,000		5,500,000

	6,129,121		6,129,121

Total intangible assets	$22,959,121		$6,129,121

Intangible assets as of December 31, 2022 consist of the following:

	Cost	Accumulated Amortization	Net
Finite-lived intangible assets
Developed technology	$7,830,000	$(7,343,753)	$486,247
Customer relationships	7,300,000	(6,846,667)	453,333
Customer list	1,700,000	(1,700,000)	—

	$16,830,000	$(15,890,420)	$939,580

Indefinite-lived intangible assets
Internet domains	629,121		629,121
Trademark	5,500,000		5,500,000

	6,129,121		6,129,121

Total intangible assets	$22,959,121		$7,068,701

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Amortization expense for the nine months ended September 30, 2023 and 2022 was $939,580 and $3,930,493, respectively.

The gross amount of goodwill was $45,748,167 at September 30, 2023 and December 31, 2022. There was no impairment at September 30, 2023 and December 31, 2022.

Note 4—Long-Term Debt

Long-term debt at September 30, 2023 and December 31, 2022 consists of:

	September 30, 2023	December 31, 2022
Note payable, quarterly principal installments of $675,000 plus interest of Secured Overnight Financing Rate (SOFR) (5.31% as of September 30, 2023). All unpaid principal due November 2027. Secured by substantially all of the Company’s assets.	$19,975,000	$27,000,000
Less current maturities	(2,700,000)	(2,700,000)

Long-term debt, less current maturities	$17,275,000	$24,300,000

Future maturities of long-term debt are as follows:

Twelve months ended September 30,
2024	$2,700,000
2025	2,700,000
2026	2,700,000
2027	11,875,000

$19,975,000

Borrowings under the note payable are subject to certain covenants and restrictions on consolidated total leverage and fixed charges coverage.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Note 5—Leases

The Company leases office space under a long-term lease agreement. The lease expires in November 2024 and provides for a renewal option of one year. The Company included in the determination of the right-of-use assets and lease liabilities any renewal options when the options are reasonably certain to be exercised. The Company leased other office space, and subleased portions of the space, under a long-term lease agreement until the lease expired in September 2022.

The weighted-average discount rate is based on the discount rate implicit in the lease, or if the implicit rate is not readily determinable from the lease, then the Company estimates an applicable incremental borrowing rate. The incremental borrowing rate is estimated using the Company’s applicable borrowing rates and the contractual lease term.

The Company elected the practical expedient to not separate lease and non-lease components for its real estate leases. The Company also elected the short-term lease exemption for all leases with a term of 12 months or less for both existing and ongoing operating leases to not recognize the asset and liability for these leases. Lease payments for short-term leases are recognized on straight-line basis.

Total lease expense for the nine months ended September 30, 2023 and 2022 was $941,040 and 1,295,338, respectively.

The following summarizes the weighted-average remaining lease term and weighted-average discount rate as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Weighted-average remaining lease term:
Operating leases	1.17 Years	1.9 Years
Weighted-average discount rate:
Operating leases	13.0%	13.0%

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

The future minimum lease payments under noncancelable operating leases are as follows as of September 30, 2023:

Twelve months ended September 30,
2024	$812,556
2025	138,450

Total lease payments	951,006
Less: interest	(73,451)

Present value of lease liabilities	$877,555

Note 6—Income Taxes

Deferred tax assets and liabilities consist of the following components as of September 30, 2023:

Deferred Tax Assets (Liabilities)	September 30, 2023	December 31, 2022
Intangibles	$690,000	$971,000
Receivable allowances	18,000	—
Prepaid expenses	(80,000)	(76,000)
Property and equipment	(31,000)	(57,000)
Accrued liabilities	291,000	(26,000)
Net operating loss	92,000	92,000
Interest limitation carryover	455,000	455,000

	$1,435,000	$1,359,000

The provision for income taxes charged to income for the period ended September 30, 2023 consists of the following:

	September 30, 2023	December 31, 2022
Currently payable	$4,653,000	$3,260,202
Deferred	(76,000)	802,000

	$4,577,000	$4,062,202

The Company’s effective income tax rate for the nine months ended September 30, 2023 is higher than what would be expected if the federal statutory rate were applied to income from continuing operations, as follows:

	September 30, 2023	September 30, 2022
U.S. Statutory Tax Rate	21.0%	21.0%
Nondeductible expenses	0.6%	0.5%
Other	-0.7%	0.8%

Total Income Tax Expense (Benefit)	20.9%	22.3%

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

As of September 30, 2023 and December 31, 2022, the Company had approximately $440,000 of federal net operating loss carryforwards available to offset future taxable income. The federal net operating losses generated do not expire and may be carried forward indefinitely.

Note 7—Employee Benefit Plans

The Company has a defined contribution plan covering substantially all employees. The plan provides that employees who have attained age 21 can voluntarily contribute from 0% to 99% of their earnings to the plan, subject to statutory contribution limits. The Company provides matching contributions up to 4% of eligible compensation. Total expense related to the plan for the nine months ended September 30, 2023 and 2022 was $250,260 and $204,421, respectively.

Note 8—Commitments and Contingencies

In 2018, the Company entered into an agreement for use of a suite at Allegiant Stadium in Las Vegas, Nevada with an unrelated party. Under the agreement, the Company is obligated to pay approximately $515,000 per year until the agreement expires in 2034.

In 2005, the Company entered into an agreement for use of an internet domain name with an unrelated party. Under the terms of the agreement, the Company is obligated to pay approximately $2,500,000 per year until the agreement expires in 2040. The Company has the option to terminate the agreement at any time, provided they operate the domain for a period of thirty days after termination.

Note 9—Related Party Transactions

TZP Capital Partners III-A (Blocker), L.P. and TZP Capital Partners III, L.P. (the two entities are referred to herein as “TZP”), members of VDC Holdco, charge the Company a management fee for services rendered by TZP to the Company. The management fee is $62,500 per quarter with an additional 2% fee for any preferred membership units outstanding greater than six months. TZP management fees were $187,500 for the nine months ended September 30, 2023 and 2022.

VDC Holdco, LLC and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2023

Note 10—Equity

The Company has two classes of membership interests – Class A Units and Preferred Units. There were 61,000,000 Class A Units issued and outstanding as of September 30, 2023 and December 31, 2022. Holders of Class A Units are entitled to distributions made by the Company, in accordance with their respective sharing ratios.

The Preferred Units are senior to the Class A Units, and earn a preferential dividend that ranges from 8% per annum to a maximum of 25% per annum based upon how long each Preferred Unit remains outstanding. If more than $10,000,000 in Preferred Units remain outstanding for more than 18 months, the unit holder is entitled to appoint additional directors to constitute a majority of the Board. In addition, a management fee of 2% accrues on each Preferred Unit that remains outstanding for more than 6 months. The Preferred Units are subject to optional redemption and mandatory redemption upon a sale of the Company. Preferred Units were issued in financial year 2020 and were redeemed in financial year 2021. There were no Preferred Units issued or outstanding as of September 30, 2023 and December 31, 2022.

Note 11—Subsequent Events

On November 3, 2023, the members entered into a definitive agreement to sell 100% of the ownership of the Company to Vivid Seats, Inc. The agreed-upon purchase price was approximately $243,800,000, subject to customary closing adjustments, comprised of approximately $153,600,000 in cash and approximately 15,600,000 million shares of Vivid Seats, Inc. Class A common stock.